Exhibit 99.1 - Supplemental Financial Information – Third fiscal quarter ended June 26, 2016.

201 N. Harrison St.
Davenport, IA 52801
www.lee.net

13 Weeks Ended (unaudited)
	June 26, 2016			June 28, 2015
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	92,294	63,858	28,436	100,934	70,417	30,517
Subscription	47,160	32,330	14,830	47,394	31,876	15,518
Other	11,492	9,553	1,939	10,350	9,079	1,271
Total operating revenue	150,946	105,741	45,205	158,678	111,372	47,306
Operating expenses:
Compensation	57,218	43,246	13,972	58,442	43,572	14,870
Newsprint and ink	6,604	4,234	2,370	7,421	5,387	2,034
Other cash costs	53,356	30,454	22,902	56,538	33,409	23,129
Depreciation and amortization	10,868	7,707	3,161	11,395	7,839	3,556
Loss (gain) on sale of assets, net	(354)	18	(372)	686	(73)	759
Workforce adjustments	424	396	28	1,056	440	616
Total operating expenses	128,116	86,055	42,061	135,538	90,574	44,964
Equity in earnings of MNI and TNI	1,825	850	975	1,705	746	959
Operating income	24,655	20,536	4,119	24,845	21,544	3,301
Non-operating income (expense), net	(17,251)	(18,055)	804	(20,569)	(20,698)	129
Income tax expense	3,037	1,249	1,788	2,141	895	1,246
Net income	4,367	1,232	3,135	2,135	(49)	2,184

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	4,367	1,232	3,135	2,135	(49)	2,184
Adjusted to exclude
Non-operating expenses, net	17,251	18,055	(804)	20,569	20,698	(129)
Income tax expense	3,037	1,249	1,788	2,141	895	1,246
Equity in earnings of TNI and MNI	(1,825)	(850)	(975)	(1,705)	(746)	(959)
Depreciation and amortization	10,868	7,707	3,161	11,395	7,839	3,556
Loss (gain) on sale of assets, net	(354)	18	(372)	686	(73)	759
Workforce adjustments	424	396	28	1,056	440	616
Stock compensation	550	550	—	562	562	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	2,625	1,545	1,080	2,464	1,401	1,063
Adjusted EBITDA	36,943	29,902	7,041	39,303	30,967	8,336

Supplemental cash flow information
Distributions from MNI and TNI	3,251	1,750	1,501	2,041	1,000	1,041
Capital expenditures	(2,521)	(2,267)	(254)	(2,011)	(1,556)	(455)
Pension contributions	(826)	—	(826)	(1,130)	—	(1,130)
Cash income tax payments	(4)	(4)	—	(1)	(1)	—
Interest income	141	141	—	79	79	—
Interest to be settled in cash	(15,783)	(11,724)	(4,059)	(18,121)	(18,000)	(121)
Debt financing and administrative costs	(376)	(376)	—	(395)	(296)	(99)

39 Weeks Ended (unaudited)
	June 26, 2016			June 28, 2015
(in thousands)	Consolidated	Lee Legacy	Pulitzer Inc.	Consolidated	Lee Legacy	Pulitzer Inc.
Operating revenue:
Advertising and marketing services	286,662	198,543	88,119	314,780	220,194	94,586
Subscription	144,249	99,169	45,080	145,904	97,935	47,969
Other	35,275	29,683	5,592	31,760	27,831	3,929
Total operating revenue	466,186	327,395	138,791	492,444	345,960	146,484
Operating expenses:
Compensation	174,733	132,848	41,885	181,615	135,553	46,062
Newsprint and ink	19,343	13,941	5,402	23,928	17,637	6,291
Other cash costs	166,332	95,491	70,841	173,641	101,525	72,116
Depreciation and amortization	32,752	23,015	9,737	34,457	23,674	10,783
Loss (gain) on sale of assets, net	(1,763)	151	(1,914)	434	(148)	582
Workforce adjustments	1,616	1,510	106	1,908	755	1,153
Total operating expenses	393,013	266,956	126,057	415,983	278,996	136,987
Equity in earnings of MNI and TNI	6,633	2,678	3,955	6,114	2,301	3,813
Operating income	79,806	63,117	16,689	82,575	69,265	13,310
Non-operating income (expense), net	(21,877)	(24,153)	2,276	(59,038)	(59,240)	202
Income tax expense	22,571	15,683	6,888	9,353	4,445	4,908
Net income	35,358	23,281	12,077	14,184	5,580	8,604

Adjusted EBITDA is a non-GAAP financial measure. Below is a reconciliation of adjusted EBITDA to net income, the most directly comparable measure under GAAP:

Net Income	35,358	23,281	12,077	14,184	5,580	8,604
Adjusted to exclude
Non-operating expenses, net	21,877	24,153	(2,276)	59,038	59,240	(202)
Income tax expense	22,571	15,683	6,888	9,353	4,445	4,908
Equity in earnings of TNI and MNI	(6,633)	(2,678)	(3,955)	(6,114)	(2,301)	(3,813)
Depreciation and amortization	32,752	26,176	6,576	34,457	23,674	10,783
Loss (gain) on sale of assets, net	(1,763)	151	(1,914)	434	(148)	582
Workforce adjustments	1,616	1,510	106	1,908	755	1,153
Stock compensation	1,714	1,714	—	1,645	1,645	—
Add:
Ownership share of TNI and MNI EBITDA (50%)	9,145	4,875	4,270	8,432	4,306	4,126
Adjusted EBITDA	116,637	94,865	21,772	123,337	97,196	26,141

Supplemental cash flow information:
Distributions from MNI and TNI	10,980	5,750	5,230	8,113	4,000	4,113
Capital expenditures	(5,792)	(5,113)	(679)	(7,686)	(5,074)	(2,612)
Pension contributions	(2,314)	—	(2,314)	(1,565)	—	(1,565)
Cash income tax refunds (payments)	(275)	(275)	—	63	152	(89)
Interest income	326	326	—	258	258	—
Interest to be settled in cash	(49,206)	(36,759)	(12,447)	(55,314)	(54,415)	(899)
Debt financing and administrative costs	(420)	(376)	(44)	(477)	(378)	(99)